UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2017

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2017, the Compensation Committee of the Board of Directors of The Goodyear Tire & Rubber Company approved forms of grant agreements under the 2017 Performance Plan for non-qualified stock options, non-qualified stock options with tandem stock appreciation rights, incentive stock options, performance shares, cash-based performance units and restricted stock units.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Non-Qualified Stock Option Grant Agreement
10.2 Form of Non-Qualified Stock Option with tandem Stock Appreciation Right Grant Agreement
10.3 Form of Incentive Stock Option Grant Agreement
10.4 Form of Performance Share Grant Agreement
10.5 Form of Executive Performance Unit Grant Agreement
10.6 Form of Restricted Stock Unit Retention Grant Agreement
10.7 Form of Restricted Stock Unit Annual Grant Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

June 8, 2017	By:	David L. Bialosky

Name: David L. Bialosky
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Grant Agreement
10.2	Form of Non-Qualified Stock Option with tandem Stock Appreciation Right Grant Agreement
10.3	Form of Incentive Stock Option Grant Agreement
10.4	Form of Performance Share Grant Agreement
10.5	Form of Executive Performance Unit Grant Agreement
10.6	Form of Restricted Stock Unit Retention Grant Agreement
10.7	Form of Restricted Stock Unit Annual Grant Agreement